                   MARKETING AGREEMENT ("Services Agreement")

         THIS AGREEMENT, dated as of May 21, 1999, is made and entered into by and between FORMAN INTERACTIVE CORP., a New York corporation with its office at 134 Fifth Avenue, 3rd Floor, New York, New York 10011 ("Register.com"), and STAPLES, INC., a Delaware corporation with its principal offices located at 500 Staples Drive, Framingham, Massachusetts 01701 ("Staples").

         WHEREAS, Register.com engages in the business of domain name registration and registrar services on the Internet ("Services");

         WHEREAS, Staples and, through its web site, Staples.com, are engaged in the business of selling Office Supplies (as defined in Section 2 below);

         WHEREAS, all mentions of Permanent ("permanent" or "Permanent") placement in the Marketing Agreement in Exhibit A attached hereto shall remain only in effect during the duration of this Agreement;

         WHEREAS, Staples and Register.com desire to enter into this Agreement whereby Register.com will be the exclusive provider of Internet domain name registrar and registration Services on Staples.com's web site as set forth in this Agreement, and Staples will be the exclusive provider of Office Supplies that are advertised or promoted on Register.com's web site as set forth in this Agreement;

         NOW, THEREFORE, in consideration of mutual promises and covenants of the parties hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Register.com and Staples mutually agree as follows:

1. Grant of Exclusive Rights to Register.com. During the Term (as defined in
Section 4 below), Staples grants to Register.com the exclusive right to market and solicit the Services across all of Staples' branded properties, including, but not limited to, Staples.com's web site and the Staples retail stores. Staples shall promote and advertise the Services in the scope and manner specified in Exhibit A attached hereto. In furtherance of, but in no way limiting, the foregoing, Staples covenants and agrees that, during the Term, it will not enter into any agreement with any company engaged in the business of registration Services whereby such company shall have the right to (i) advertise such Services on Staples.com web site or in Staples' retail stores in any manner whatsoever, or (ii) form a partnership, strategic or otherwise, with Staples.com or with Staples. During the Term, Staples shall not enter any marketing agreements similar to those described herein with any entity whose primary (greater than 50% of revenues) lines of business include domain name registrar and registration services, including but not limited to, Network Solutions, Inc. and any subsidiaries or affiliates thereof.

2. Grant of Exclusive Rights to Staples. During the Term, Register.com grants to Staples the exclusive right to market and solicit Office Supplies on Register.com's web site. Register.com shall promote and advertise such Office Supplies in the scope and manner specified in Exhibit A attached hereto. In furtherance of, but in no way limiting, the foregoing, Register.com covenants and agrees that, during the Term, it will not enter into any agreement with any company engaged in the business of Office Supplies whereby such company shall have the right to (i) advertise on Register.com's web site in any manner whatsoever or (ii) provide Office Supplies to Register.com's customers. During the Term, Register.com shall not enter any marketing agreements similar to those described herein with any entity that derives more than 20% of its revenues from sales of Office Supplies. For purposes of this Agreement, the term "Office Supplies" means office supplies other than computer equipment, business services (including, but not limited to, printing services), software, furniture, and business machines. Prohibited companies include, but are not limited to, Online Office Supplies, Megadepot, OfficeMax, Office Depot and any subsidiaries or affiliates thereof.


3. Promotion. During the Term, Staples and Register.com agree to promote each other's services and products as provided on Exhibit A attached hereto.

4. Term. The Term of this Agreement shall commence on June 1, 1999 and shall continue until May 31, 2002. The initial Term of this Agreement shall automatically be extended for additional, consecutive one (1) year periods, unless either party gives written notice to the other party at least sixty (60) days prior to the expiration of the then-current Term of its intention not to extend such Term.

5. Notices. Any notice required to be given by a party hereunder shall be given in writing and delivered personally or shall be sent by certified mail, return receipt requested, to the other party at the addresses hereinabove set forth or at such other addresses as a party hereunder may hereafter notify the other of in such manner. Any notices sent by certified mail shall be deemed given on the day such notice is mailed.

6. Assignment. All of the terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign this Agreement or any of its rights, interests or obligations hereunder without the written consent of the other party hereto.

7. Governing Law. This Agreement shall be construed according to the laws of the State of New York and all actions and disputes hereunder shall be brought in the state or federal courts of New York.

8. Agency. Except as Staples may be specifically authorized in writing by Register.com, nothing herein contained shall be construed as authorizing Staples to bind Register.com in any way nor as constituting Staples an agent or representative of Register.com. Except as Register.com may be specifically authorized in writing by Staples, nothing herein contained shall be construed as authorizing Register.com to bind Staples in any way nor as constituting Register.com as an agent or representative of Staples.

9. Entire Agreement. This Agreement, including the Exhibits referred to herein and attached hereto, constitutes and contains the entire understanding between the parties hereto with respect to the subject matter hereof, supersedes the Investment and Marketing Agreement dated May 17, 1999, between the parties (including Exhibit B thereto) to the extent such Agreement (including Exhibit B thereto) affects the subject matter hereof, and cannot be amended, modified or waived except in writing signed by the parties hereto.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

11. Indemnification by Register.com. Register.com represents that it has full authority to enter into this Agreement and to perform its obligations hereunder. Register.com further represents that it has the right to publish the contents of any promotions or advertisements provided by Register.com to Staples for promotion or advertisement hereunder, without infringement of any rights of any third party. Register.com shall, at its own expense, indemnify, defend and hold harmless Staples, its employees, representatives, agents and affiliates (including, without limitation, Staples.com) from and against any liabilities resulting from or arising out of any claim, suit, action, or other proceeding alleging that the content provided by Register.com to Staples hereunder, including, without limitation, any material, data, or product produced or provided by Register.com or any material presented on any site on the Internet, which is material produced, maintained, or published by Register.com, infringes in any manner any intellectual property right of any third party or contains any material or information that is unlawful, obscene, defamatory, libelous, slanderous, or that otherwise violates any rights of any person, including, without limitation, rights of publicity, privacy or personality, or advertises an illegal product or service, or has otherwise resulted in any tort, injury, damage or harm to any person or entity. Register.com will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Staples in connection with or arising from any such claim, suit, action or proceeding. It is understood and agreed that Staples does not intend and will not be required to edit or review for accuracy or appropriateness the content of any material provided by Register.com to Staples hereunder. Register.com agrees that is does not have any right, title or interest, and agrees that it will not claim any, in or to the name "Staples" or any other names, trademarks, logos or other indicia owned or controlled by Staples, Inc., its subsidiaries and affiliates (the "Staples Marks"). Register.com acknowledges that this Agreement does not create or vest in Register.com any right, title or interest in the Staples Marks. Whenever Register.com uses any Staples Marks in connection with the promotional activities, Register.com shall clearly and prominently indicate Staples' ownership of the Staples Marks in a form designated by Staples. All uses of the Staples Marks shall inure to the benefit of Staples. This Section 11 shall survive termination of this Agreement.

12. Indemnification by Staples. Staples represents that it has full authority to enter into this Agreement and to perform its obligations hereunder. Staples further represents that it has the right to publish the contents of any promotions or advertisements provided by Staples to Register.com for promotion or advertisement hereunder, without infringement of any rights of any third party. Staples shall, at its own expense, indemnify, defend and hold harmless Register.com, its employees, representatives, agents and affiliates, harmless from and against any liabilities resulting from or arising out of any claim, suit, action, or other proceeding alleging that the content provided by Staples to Register.com hereunder, including, without limitation, any material, data, or product produced or provided by Staples or any material presented on any site on the Internet, which is material produced, maintained, or published by Staples, infringes in any manner any intellectual property right of any third party or contains any material or information that is unlawful, obscene, defamatory, libelous, slanderous, or that otherwise violates any rights of any person, including, without limitation, rights of publicity, privacy or personality, or advertises an illegal product or service, or has otherwise resulted in any tort, injury, damage or harm to any person or entity. Staples will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Register.com in connection with or arising from any such claim, suit, action or proceeding. It is understood and agreed that Register.com does not intend and will not be required to edit or review for accuracy or appropriateness the content of any material provided by Staples to Register.com hereunder. Staples agrees that is does not have any right, title or interest, and agrees that it will not claim any, in or to the name "Register.com" or any other names, trademarks, logos or other indicia owned or controlled by Forman Interactive Corp., its subsidiaries and affiliates (the Forman Marks). Staples acknowledges that this Agreement does not create or vest in Staples any right, title or interest in the Forman Marks. Whenever Staples uses any Forman Marks in connection with the promotional activities, Staples shall clearly and prominently indicate Register.com's ownership of the Forman Marks in a form designated by Register.com. All uses of the Forman Marks shall inure to the benefit of Register.com. This Section 12 shall survive termination of this Agreement.

13. Default. Either party may be declared in default of the Agreement if

                  (i) it breaches any material provision hereof and fails, within thirty (30) days after receipt of notice of default, to correct such default or to commence corrective action reasonably acceptable to the other party and proceed with due diligence to completion; or

                  (ii) it becomes insolvent, makes an assignment for the benefit of creditors, a receiver is appointed or a petition for bankruptcy is filed with respect to it and such proceeding is not dismissed within sixty (60) days.

In the event of a default by any party as set forth above, the non-defaulting party may then terminate this Agreement immediately and pursue all other available remedies. In the event of a termination by Register.com because of a material breach of Section 3 hereof by Staples in accordance with the provisions of clause (i) above, then, as its sole and exclusive remedy, Register.com shall be entitled to recover from Staples liquidated damages in the amount of $2.4 million. The right to receive and the receipt of such liquidated damages shall in no way limit the rights of Register.com under Section 12 or the right of Register.com to pursue all available remedies for a breach of any provision of this Agreement other than a breach of Section 3.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                            FORMAN INTERACTIVE CORP.:


                                            By: /s/ Richard D. Forman
                                                --------------------------------
                                                Name: Richard D. Forman
                                                Title: President


                                            STAPLES, INC.:


                                            By: /s/ Thomas Stemberg
                                                --------------------------------
                                                Name:
                                                Title:

                                   Exhibit A.
                               Marketing Agreement

Register.com Will Perform the Following:

300,000 monthly banners(468 x 60)impressions provided by Staples to be run on the register Web Site;

One Staples branded permanent and fixed button and up to two (2) lines of text in the Business Resource section of the register Web Site;

One permanent and fixed Staples branded button on the left-hand tool bar, "below the fold";

One "opt-out" email opportunity in which new customers will be given the choice to receive a specific Staple's offer via email. This opt-out opportunity is currently located for all new users between Steps 3 and 4 of the register Web Site;

Staples will be included, both text and logo, on the Partners Page of the register Web Site.

Staples Will Perform the Following:

A Register.com branded permanent and fixed text and graphic link, possibly with a dialog box (minimum of 88x31) on the home page of Staples Web Site;

A Register.com permanent and fixed text link and graphic link (minimum of 88x31) along with a dialog box for domain name selection in the business section of Staples Web Site, with placement to be included above the fold, in a manner no less prominent than any other company in the Staples Web Site business center;

300,000 monthly banners (154 x 84) impressions provided by register.com and to be run on Staples Web Site;

Staples will include a promotional offer from register.com in emails to new and existing customers of Staples, with a minimum delivery to at least 50,000 customers per month;

Staples will include register.com as a strategic partner in mentions of partnerships in a manner no less prominent than any other strategic partner wherever Staple's mentions their strategic partnerships;

Staples will give away mousepads with the register.com logo to all new Staples.com customers as a part of the standard welcome package. Staples and register.com will share the expenses resulting from the manufacturing of this item. Staples will take responsibility for all costs incurred in distributing this product;

Staples will include a promotional offer from register.com in no less than 250,000 (per quarter) brochures about getting a domain name and starting an Internet business at least one point of distribution in each Staples store. Staples will provide Register.com with accurate forecast regarding the number of brochures required for all of Staples retail locations. This brochure will feature Register.com's services and be co-branded register.com/staples. Staples will design the brochure utilizing Register.com's content. Staples and register.com will share the expenses for development and printing costs. In the event that Staples and Register.com determine it to be appropriate to broaden the selection of products and services in the brochure to include those of other vendors, Register.com's share of the costs will be reduced proportionately;

Staples will include register.com on each Call Center "wait" tape, the tape Staples' customers hear when they call in to the service Center with questions and wait for a customer service representative. This message will run in rotation with other messages no less than two weeks per calendar quarter. Register.com will provide input into the content of the text for this message; Staples will produce and distribute the recording;

Staples will include register.com in no less than 250,000 (per quarter) mail order and in- store catalogues as either a "blow-in" or "onsert". Register.com will provide creative and cover printing costs; Staples will produce and distribute materials;

Staples will use reasonable commercial efforts to cross-promote the Register.com Services with the sale of computer software, including, but not limited to intent browsers. Register.com will provide the text and logo and cover the printing expenses; Staples will distribute all materials;

Staples will include register.com in credit card statement or other direct mailing inserts to its customer base when appropriate. Staples will include register.com in no less than 300,000 statements or direct mailing inserts per year. Register.com will provide the text and logo and cover the printing expenses; Staples will distribute the inserts;

Staples will include register.com in all international expansion efforts when applicable;

Staples will include a promotional offer from register.com including two (2) lines of text, a logo (if possible) and a hot link to a co-branded domain name registration page on 20% of all email order confirmations to customers who are buying supplies at Staples Web Site;

Staples will use reasonable commercial efforts to leverage its buying position with OEM software suppliers to include Register.com as part of the software package or in joint promotional activities.

Staples and Register.com will mutually determine and provide for co-promotion of other parties' services as follows:

Staples and Register.com will use their future and existing marketing relationships in order to help promote the sale of the other parties products and services in a commercially reasonable manner.

To the extent that both parties believe that the specific programs listed above are not performing on a commercially reasonable or acceptable basis both parities will use commercially reasonable efforts to develop substitute programs of comparable value. This analysis will be performed on a quarterly basis after an initial three (3) month period.

Look and Feel:
All promotional and marketing materials, look, feel and/or user interface or other content (including without limitation any banner advertising) must be approved by both parties in writing. In the event either party substantially changes its look, feel and/or user interface, it will use its reasonable efforts to provide the other party with substantially similar promotion and representation as indicated in this Exhibit A; provided that the other party shall have the right to approve, in its sole discretion, such altered promotion and representation.